Exhibit 10.8 (b)
SECOND AMENDMENT TO
OFFICE/SHOWROOM/WAREHOUSE LEASE
     THIS SECOND AMENDMENT TO OFFICE/SHOWROOM/WAREHOUSE LEASE (this “Amendment”) is made and entered into as of this 27th day of April, 2009, by and between 1135 ARBOR DRIVE INVESTORS LLC, a Delaware limited liability company (“Landlord”) and UTLA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (“Tenant”).
WI T N E S S E T H:
     WHEREAS, Tenant’s predecessor-in-interest, ULTA 3 Cosmetics & Salon, Inc. (“ULTA 3”), and Landlord entered into that certain Office/Showroom/Warehouse Lease dated June 22, 1999 (the “Base Lease”), pursuant to which ULTA 3 leased certain premises (the “Premises”) consisting of 291,335 rentable square feet located at 1135 Arbor Drive, Romeoville, Illinois (the “Building”), as more particularly set forth in the Base Lease;
     WHEREAS, Landlord and Tenant entered into that First Amendment to Lease dated November 1, 2000 (the “First Amendment”; the Base Lease as amended by the First Amendment is referred to herein as the “Current Lease”) that finalized and documented the Base Rental under the Current Lease; and
     WHEREAS, Landlord and Tenant desire to amend the Current Lease to extend the date by which Tenant must elect to extend the Lease Term by the Renewal Term;
     NOW THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, and also in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:
     1. Controlling Language; Definitions; Deletions. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Current Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Current Lease shall remain unmodified and in full force and effect. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Current Lease. The Current Lease as amended by this Amendment is herein referred to as the “Lease.”
     2. Renewal Term. Landlord and Tenant hereby agree to extend the date by which Tenant must provide Landlord written notice to extend the Lease Term by the Renewal Term from April 30, 2009 to May 31, 2009 and all other terms of the Renewal Option shall remain the same (including, without limitation, the rental during the Renewal Term being at the greater of the fair market rental rate or the Base Rental in effect at the end of the initial Lease Term).

     3. Real Estate Broker. Tenant represents to Landlord that it has not dealt with any real estate broker with respect to this Amendment, except for Colliers Bennett & Kahnweiler, Inc. and Nicolson, Porter & List, Inc., and no other broker is in any way entitled to any broker’s fee or other payment in connection with this Amendment based upon its acts. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Amendment arising from a breach of the foregoing representation.
     4. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.
     5. Time is of the Essence. Time is of the essence for this Amendment and each provision hereof and thereof.
     6. Submission of Amendment. Submission of this instrument for examination shall not bind Landlord and no duty or obligation on Landlord shall arise under this instrument until this instrument is signed and delivered by Landlord and Tenant.
     7. Entire Agreement. This Amendment and the Current Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises. Except for the Current Lease and this Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.
     8. Severability. If any provision of this Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.
     9. Lease In Full Force and Effect. Except as modified by this Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Current Lease remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Current Lease, the terms and conditions of this Amendment shall prevail.
     10. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
[Signatures are on next page]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

1135 ARBOR DRIVE INVESTORS LLC, a Delaware limited liability company

By:	UBS Realty Investors LLC, a Massachusetts limited liability company, its manager

By: Name:	/s/ Richard Zalatoris Richard Zalatoris
Title:	Director

TENANT:

ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation

By: Name:	/s/ Alex J. Lelli, Jr. Alex J. Lelli, Jr.
Title:	Senior Vice President Growth & Development

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